EXHIBIT 99.1

6711 Columbia Gateway Drive, Suite 300 Columbia, Maryland 21046 Telephone 443-285-5400 Facsimile 443-285-7650 www.copt.com NYSE: OFC

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson-Kelly	Michelle Layne
	443-285-5453	443-285-5452
	stephanie.kelly@copt.com	michelle.layne@copt.com

COPT Announces Expiration of Tender Offers for Senior Notes due 2023 and 2024, and Delivery of Notices of Redemption for Remaining 2023 and 2024 Senior Notes

COLUMBIA, MD March 11, 2021 – Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced today the expiration of the previously announced cash tender offer by its operating partnership, Corporate Office Properties, L.P. (the “Issuer”), for any and all of the Issuer’s outstanding 3.600% Senior Notes due 2023, CUSIP No. 22003B AG1, fully and unconditionally guaranteed by COPT (the “2023 Notes”), on the terms and subject to the conditions set forth in the 2023 Offer to Purchase, dated March 3, 2021 (the “2023 Offer to Purchase”), and the related 2023 Notice of Guaranteed Delivery attached to the Offer to Purchase (the “2023 Notice of Guaranteed Delivery”). This tender offer is referred to herein as the “2023 Offer.” The 2023 Offer to Purchase and the 2023 Notice of Guaranteed Delivery are referred to herein collectively as the “2023 Offer Documents.”

As of the expiration of the 2023 Offer at 5:00 p.m., New York City time, on March 9, 2021 (the “Expiration Time”), $184,424,000, or 52.69%, of the $350,000,000 aggregate principal amount of the 2023 Notes had been validly tendered and delivered (and not validly withdrawn), excluding $29,000 of the 2023 Notes tendered pursuant to a 2023 Notice of Guaranteed Delivery in the 2023 Offer at or prior to the Expiration Time. Payment for the 2023 Notes purchased pursuant to the 2023 Offer is intended to be made on or around March 11, 2021 (the “Settlement Date”), and payment for the 2023 Notes tendered pursuant to a Notice of Guaranteed Delivery and purchased pursuant to the Offer is intended to be made on or around March 12, 2021 (the “2023 Guaranteed Delivery Settlement Date”).

The “2023 Tender Offer Consideration” will be $1,066.81 for each $1,000 principal amount of 2023 Notes, plus accrued and unpaid interest, if any, up to, but not including, the Settlement Date, payable on the Settlement Date or the 2023 Guaranteed Delivery Settlement Date, as applicable.

Expiration of 2024 Tender Offer. COPT also announced today the expiration of the previously announced cash tender offer by the Issuer for any and all of the Issuer’s outstanding 5.250% Senior Notes due 2024, CUSIP No. 22003B AH9, fully and unconditionally guaranteed by COPT (the “2024 Notes”), on the terms and subject to the conditions set forth in the 2024 Offer to Purchase, dated March 3, 2021 (the “2024 Offer to Purchase”), and the related 2024 Notice of Guaranteed Delivery attached to the Offer to Purchase (the “2024 Notice of Guaranteed Delivery”). The tender offer is referred to herein as the “2024 Offer.” The 2024 Offer to Purchase and the 2024 Notice of Guaranteed Delivery are referred to herein together as the “2024 Offer Documents” and collectively with the 2023 Offer Documents as the “Offer Documents.”

As of the expiration of the 2024 Offer at 5:00 p.m., New York City time, on March 10, 2021 (the “Expiration Time”), $145,415,000, or 58.17%, of the $250,000,000 aggregate principal amount of the 2024 Notes had been validly tendered and delivered (and not validly withdrawn), excluding $531,000 of the 2024 Notes tendered pursuant to a 2024 Notice of Guaranteed Delivery in the 2024 Offer at or prior to the Expiration Time. Payment for the 2024 Notes purchased pursuant to the 2024 Offer is intended to be made on or around the Settlement Date, and payment for the 2024 Notes tendered pursuant to a Notice of Guaranteed Delivery and purchased pursuant to the Offer is intended to be made on or around March 15, 2021 (the “2024 Guaranteed Delivery Settlement Date”).

The “2024 Tender Offer Consideration” will be $1,131.31 for each $1,000 principal amount of 2024 Notes, plus accrued and unpaid interest, if any, up to, but not including, the Settlement Date, payable on the Settlement Date or the 2024 Guaranteed Delivery Settlement Date, as applicable.

Wells Fargo Securities, LLC (“Wells Fargo”) acted as the dealer manager for both the 2023 and 2024 Offers.

Redemption of Remaining 2023 and 2024 Notes. Additionally, the Company announced today that the Issuer will redeem all of the remaining outstanding 2023 and 2024 Notes that were not tendered in the 2023 and 2024 Offers. The redemption date has been set for April 12, 2021.

In accordance with the redemption provisions of the 2023 Notes and the Indenture, dated as of May 6, 2013, by and among the Issuer, COPT, as guarantor, and U.S. Bank National Association, as trustee, under which the 2023 Notes were issued, and the redemption provisions of the 2024 Notes and the Indenture, dated as of September 16, 2013, as supplemented by the first supplemental indenture also dated as of September 16, 2013, both by and among the Issuer, COPT, as guarantor, and U.S. Bank National Association, as trustee, under which the 2024 Notes were issued, the Notes will be redeemed at a price calculated pursuant to the terms of the applicable indenture, together with accrued and unpaid interest to the redemption date.

The 2023 and 2024 Offers and redemptions will be funded from a portion of the net proceeds from the previously announced issuance and sale by the Issuer of its 2.750% Senior Notes due 2031.

This press release shall not constitute an offer to buy or a solicitation of an offer to sell any 2023 or 2024 Notes. The 2023 and 2024 Offers are being made solely pursuant to the respective Offer Documents. The 2023 and 2024 Offers are not being made to holders of 2023 or 2024 Notes in any jurisdiction in which the making or acceptance thereof would be unlawful under the securities laws of any such state or jurisdiction. In any state or jurisdiction in which the securities laws require the 2023 or 2024 Offers to be made by a licensed broker or dealer, such offer will be deemed to be made on behalf of the Issuer by Wells Fargo Securities or one or more registered brokers or dealers that are licensed under the laws of such state or jurisdiction.

About COPT

COPT is a REIT that owns, manages, leases, develops and selectively acquires office and data center properties. The majority of its portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what it believes are growing, durable, priority missions (“Defense/IT Locations”). The Company also owns a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics (“Regional Office Properties”). As of December 31, 2020, the Company derived 87% of its core portfolio annualized rental revenue from Defense/IT Locations and 13% from its Regional Office Properties. As of the same date and including 17 properties owned through unconsolidated joint ventures, COPT’s core portfolio of 179 office and data center shell properties encompassed 20.8 million square feet and was 95.0% leased; the Company also owned one wholesale data center with a critical load of 19.25 megawatts that was 86.7% leased.

Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements and the Company undertakes no obligation to update or supplement any forward-looking statements.

The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Source: Corporate Office Properties Trust